Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Third Quarter 2020 Financial Results

Increasing 2020 Adjusted EBITDA Guidance

ATLANTA, October 27, 2020 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2020.

Quarterly Highlights

•	Revenue of $41.5 million, which was positively impacted by approximately $0.5 million from a weaker U.S. dollar compared to the same period last year.

•	Net income from continuing operations of $3.0 million compared to a net loss of $1.5 million in the same period last year

•	Adjusted EBITDA from continuing operations of $9.3 million, the highest third quarter Adjusted EBITDA in seven years and a 67.2% increase compared to the third quarter of 2019

•	Increasing 2020 annual Adjusted EBITDA guidance for the second time this year to approximately $32 million

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,

Selected Financial Data (dollars in thousands)	2020	2019	% Change	2020	2019	% Change
Revenue
Recovery Audit Services—Americas	$28,026	$29,987	-6.5%	$81,211	$86,295	-5.9%
Recovery Audit Services—Europe/Asia-Pacific	12,651	10,803	17.1%	33,593	32,398	3.7%
Adjacent Services	855	1,500	-43.0%	2,578	4,375	-41.1%
Total	$41,532	$42,290	-1.8%	$117,382	$123,068	-4.6%
Net income (loss) from continuing operations	3,034	(1,542)	296.8%	(431)	(9,959)	95.7%
Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	$9,349	$5,592	67.2%	$20,372	$10,181	100.1%

“As we have done consistently throughout 2020, we again delivered on our promises of fiscal discipline, improved productivity and expanded operating leverage during the third quarter. As a result, we’re pleased to be announcing the highest third quarter Adjusted EBITDA in seven years and the highest third quarter Adjusted EBITDA margin percentage in over ten years. During the quarter, we also made solid progress executing strategic initiatives that we believe will usher in the next generation of PRGX,” said Ron Stewart, President and Chief Executive Officer.

“With over 75 percent of our revenue coming from clients providing essential goods and services, our resilient client base has supported these strong financial results. As a result of our year-to-date financial performance and our outlook for the rest of the year, we are increasing our 2020 Adjusted EBITDA guidance for the second time this year to approximately $32 million,” concluded Stewart.

Unaudited Consolidated Results from Continuing Operations for the Three Months Ended September 30, 2020

Consolidated revenue for the third quarter of 2020 was $41.5 million, compared to $42.3 million for the same period in 2019, a decrease of 1.8%. Third quarter 2020 revenue from the Recovery Audit Services segments was $40.7 million compared to $40.8 million in the third quarter of the prior year, and from the Adjacent Services segment was $0.9 million compared to $1.5 million in 2019. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 2.9% in the third quarter of 2020 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the third quarter of 2020 was $20.8 million, or 50.1% of revenue, compared to total cost of revenue from continuing operations of $25.5 million, or 60.4% of revenue, for the same period in the prior year.

Selling, general and administrative expenses from continuing operations for the third quarter of 2020 were $13.8 million compared to selling, general and administrative expenses from continuing operations of $13.5 million in the prior year period.

Consolidated net income from continuing operations for the third quarter of 2020 was $3.0 million, or $0.13 per basic and diluted share, compared to consolidated net loss from continuing operations of $1.5 million, or $(0.07) per basic and diluted share, for the same period in 2019.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the third quarter of 2020 was $9.3 million, or 22.5% of revenue, compared to Adjusted EBITDA from continuing operations of $5.6 million, or 13.2% of revenue, for the third quarter of 2019, an increase of $3.8 million or 67.2%.

Schedule 4 attached to this press release provides a reconciliation of net income (loss) to each of Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA.

Unaudited Consolidated Results from Continuing Operations for the Nine Months Ended September 30, 2020

Consolidated revenue for the nine months ended September 30, 2020 was $117.4 million, compared to $123.1 million for the same period in 2019, a decrease of 4.6%. For the nine months ended September 30, 2020, revenue from the Recovery Audit Services segments was $114.8 million compared to $118.7 million in the prior year, and from the Adjacent Services segment was $2.6 million compared to $4.4 million in 2019. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 3.8% for the nine months ended September 30, 2020 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the nine months ended September 30, 2020 was $63.9 million, or 54.5% of revenue, compared to total cost of revenue from continuing operations of $77.1 million, or 62.6% of revenue, for the same period in the prior year.

Selling, general and administrative expenses from continuing operations for the nine months ended September 30, 2020 were $41.9 million compared to selling, general and administrative expenses from continuing operations of $43.2 million in the prior year period.

Consolidated net loss from continuing operations for the nine months ended September 30, 2020 was $0.4 million, or $(0.02) per basic and diluted share, compared to consolidated net loss from continuing operations of $10.0 million, or $(0.44) per basic and diluted share, for the same period in 2019.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the nine months ended September 30, 2020 was $20.4 million, or 17.4% of revenue, compared to Adjusted EBITDA from continuing operations of $10.2 million, or 8.3% of revenue, for the same period in 2019, an increase of $10.2 million or 100.1%.

Schedule 4 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the third quarter of 2020 was $10.1 million, compared to $5.7 million in the third quarter of the prior year and net cash provided by operating activities was $22.3 million for the nine months ended September 30, 2020 compared to $3.2 million in the same period in the prior year.

At September 30, 2020, the Company had unrestricted cash and cash equivalents of $22.6 million, and borrowings of $31.0 million against its $60.0 million revolving credit facility.

Guidance

For 2020, Adjusted EBITDA from continuing operations is expected to be approximately $32 million.

Third Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s third quarter 2020 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 2971617.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through March 31, 2021. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX helps companies spot value in their source-to-pay processes that other sophisticated solutions didn’t get to before. Having identified more than 300 common points of leakage, we help companies reach wider, dig deeper, and act faster to get more value out of their source-to-pay data. We pioneered this industry nearly 50 years ago, and today we help clients in more than 30 countries take back $1.2 billion in annual cash flow. It’s why 75% of top global retailers and a third of the largest companies in the Fortune 500 rely on us. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, and the Company’s expectations regarding its 2020 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the impact of the COVID-19 pandemic on the Company or its clients, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to execute on its profitability improvement efforts, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 4 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Revenue, net	$41,532	$42,290	$117,382	$123,068
Operating expenses:
Cost of revenue	20,813	25,539	63,931	77,086
Selling, general and administrative expenses	13,751	13,544	41,941	43,209
Depreciation of property, equipment and software assets	1,295	2,648	5,401	7,232
Amortization of intangible assets	830	864	2,487	2,598
Impairment charges	553	—	553	—
Acquisition-related adjustment income	—	(250)	—	(250)

Total operating expenses	37,242	42,345	114,313	129,875

Operating income (loss) from continuing operations	4,290	(55)	3,069	(6,807)
Foreign currency transaction (gains) losses on short-term intercompany balances	(418)	905	219	1,034
Interest expense, net	216	376	861	1,441
Other loss (income)	2	4	4	(4)

Income (loss) from continuing operations before income tax	4,490	(1,340)	1,985	(9,278)

Income tax expense	1,456	202	2,416	681

Net income (loss) from continuing operations	$3,034	$(1,542)	$(431)	$(9,959)

Discontinued operations:
Income from discontinued operations	—	900	—	642

Net income from discontinued operations	—	900	—	642
Net income (loss)	$3,034	$(642)	$(431)	$(9,317)

Basic income (loss) per common share:
Basic income (loss) from continuing operations	$0.13	$(0.07)	$(0.02)	$(0.44)
Basic income from discontinued operations	—	0.04	—	0.03

Total basic income (loss) per common share	$0.13	$(0.03)	$(0.02)	$(0.41)

Diluted income (loss) per common share:
Diluted income (loss) from continuing operations	$0.13	$(0.07)	$(0.02)	$(0.44)
Diluted income from discontinued operations	—	0.04	—	0.03

Total diluted income (loss) per common share	$0.13	$(0.03)	$(0.02)	$(0.41)

Weighted average common shares outstanding:
Basic	22,695	22,770	22,597	22,715

Diluted	23,018	22,770	22,597	22,715

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$22,625	$14,982
Restricted cash	121	46
Receivables:
Contract receivables, net	38,763	43,112
Employee advances and miscellaneous receivables, net	995	704

Total receivables	39,758	43,816
Prepaid expenses and other current assets	3,586	5,582

Total current assets	66,090	64,426
Property, equipment and software, net	20,566	17,746
Operating lease right-of-use assets	10,226	10,969
Goodwill	15,027	15,070
Intangible assets, net	8,963	11,506
Deferred income taxes	3,689	3,921
Other assets	1,584	1,828

Total assets	$126,145	$125,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,462	$4,326
Accrued payroll and related expenses	17,148	12,951
Current portion of operating lease liabilities	4,117	3,717
Refund liabilities	4,443	4,513
Deferred revenue	1,821	2,217
Current portion of long-term debt	—	17

Total current liabilities	31,991	27,741
Long-term debt	30,673	36,603
Long-term operating lease liabilities	6,482	7,435
Refund liabilities	64	9
Deferred income taxes	628	628

Total liabilities	69,838	72,416

Shareholders’ equity:
Common stock	236	234
Additional paid-in capital	586,876	582,404
Accumulated deficit	(529,607)	(529,176)
Accumulated other comprehensive income	(1,198)	(412)

Total shareholders’ equity	56,307	53,050

Total liabilities and shareholders’ equity	$126,145	$125,466

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$3,034	$(642)	$(431)	$(9,317)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment charges	553	—	553	—
Depreciation and amortization	2,125	3,512	7,888	9,830
Operating lease right-of-use asset expense	905	1,115	3,100	3,363
Amortization of deferred loan costs	23	4	71	121
Noncash interest expense	205	707	205	707
Stock-based compensation expense	1,959	527	5,155	3,573
Change in fair value of contingent consideration	—	(250)	—	(250)
Foreign currency transaction (gains) losses on short-term intercompany balances	(418)	905	219	1,034
Deferred income taxes	(87)	4	250	4
Changes in operating assets and liabilities
Billed receivables	(2,790)	2,203	1,760	8,796
Unbilled receivables	326	1,402	2,343	551
Prepaid expenses and other current assets	288	316	1,726	(980)
Operating lease liabilities	(933)	—	(2,912)	—
Other assets	22	(1,757)	(30)	(3,324)
Accounts payable and accrued expenses	1,842	(1,187)	(1,405)	(4,117)
Accrued payroll and related expenses	2,890	1,456	4,216	(3,514)
Refund liabilities	288	(2,123)	19	(2,437)
Deferred revenue	(154)	(540)	(378)	(832)

Net cash provided by operating activities	10,078	5,652	22,349	3,208

Cash flows from investing activities:
Purchases of property, equipment and software, net of disposals	(2,701)	(4,039)	(8,321)	(11,679)

Net cash used in investing activities	(2,701)	(4,039)	(8,321)	(11,679)

Cash flows from financing activities:
Repayments of credit facility	(6,000)	(5,000)	(44,000)	(8,000)
Proceeds from credit facility	—	8,000	38,000	22,400
Payment of deferred loan costs	—	—	—	(394)
Payment of earnout liability related to business acquisitions	—	(3,750)	—	(4,229)
Restricted stock repurchased from employees for withholding taxes	(6)	(10)	(404)	(760)
Repurchases of common stock	—	(1,984)	(284)	(4,212)
Proceeds from option exercises	—	—	—	221

Net cash (used in) provided by financing activities	(6,006)	(2,744)	(6,688)	5,026

Effect of exchange rates on cash and cash equivalents	191	718	378	663

Net change in cash, cash equivalents and restricted cash	1,562	(413)	7,718	(2,782)
Cash, cash equivalents and restricted cash at beginning of period	21,184	11,650	15,028	14,019

Cash, cash equivalents and restricted cash at end of period	$22,746	$11,237	$22,746	$11,237

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$298	$343	$1,014	$728

Cash paid during the period for income taxes, net of refunds received	$682	$2,116	$1,486	$2,118

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$3,034	$(642)	$(431)	$(9,317)
Income tax expense	1,456	202	2,416	681
Interest expense, net	216	376	861	1,441

EBIT	4,706	(64)	2,846	(7,195)
Depreciation of property, equipment and software assets	1,295	2,648	5,401	7,232
Amortization of intangible assets	830	864	2,487	2,598

EBITDA	6,831	3,448	10,734	2,635
Impairment charges	553	—	553	—
Foreign currency transaction (gains) losses on short-term intercompany balances	(418)	905	219	1,034
Acquisition-related adjustment income	—	(250)	—	(250)
Transformation, severance, and other expenses	422	1,858	2,401	3,835
Investigation and settlement of employment matter	—	—	1,306	—
Other loss (income)	2	4	4	(4)
Stock-based compensation	1,959	527	5,155	3,573

Adjusted EBITDA	$9,349	$6,492	$20,372	$10,823

Adjusted EBITDA from continuing operations	$9,349	$5,592	$20,372	$10,181

Adjusted EBITDA from discontinued operations	$—	$900	$—	$642

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Revenue, net
Recovery Audit Services - Americas	$28,026	$29,987	$(1,961)	$81,211	$86,295	$(5,084)
Recovery Audit Services - Europe/Asia-Pacific	12,651	10,803	1,848	33,593	32,398	1,195
Adjacent Services	855	1,500	(645)	2,578	4,375	(1,797)

Total	$41,532	$42,290	$(758)	$117,382	$123,068	$(5,686)

Cost of revenue
Recovery Audit Services - Americas	$14,193	$17,201	$(3,008)	$44,527	$49,140	$(4,613)
Recovery Audit Services - Europe/Asia-Pacific	6,324	6,661	(337)	18,323	20,576	(2,253)
Adjacent Services	296	1,677	(1,381)	1,081	7,370	(6,289)

Total	$20,813	$25,539	$(4,726)	$63,931	$77,086	$(13,155)

Selling, general and administrative expenses
Recovery Audit Services - Americas	$1,943	$3,464	$(1,521)	$6,170	$10,490	$(4,320)
Recovery Audit Services - Europe/Asia-Pacific	1,209	1,801	(592)	3,758	6,553	(2,795)
Adjacent Services	(29)	172	(201)	(82)	1,081	(1,163)
Corporate	10,628	8,107	2,521	32,095	25,085	7,010

Total	$13,751	$13,544	$207	$41,941	$43,209	$(1,268)

Depreciation of property, equipment and software assets
Recovery Audit Services - Americas	$1,120	$2,191	$(1,071)	$4,835	$5,872	$(1,037)
Recovery Audit Services - Europe/Asia-Pacific	162	176	(14)	486	520	(34)
Adjacent Services	13	281	(268)	80	840	(760)

Total	$1,295	$2,648	$(1,353)	$5,401	$7,232	$(1,831)

Amortization of intangible assets
Recovery Audit Services - Americas	$408	$437	$(29)	$1,224	$1,313	$(89)
Recovery Audit Services - Europe/Asia-Pacific	43	41	2	126	126	—
Adjacent Services	379	386	(7)	1,137	1,159	(22)

Total	$830	$864	$(34)	$2,487	$2,598	$(111)

Impairment charges
Adjacent Services	$553	$—	$553	$553	$—	$553

Total	$—	$—	$—	$553	$—	$553

Acquisition-related adjustments
Corporate	$—	$(250)	$250	$—	$(250)	$250

Total	$—	$(250)	$250	$—	$(250)	$250

Operating income (loss)
Recovery Audit Services - Americas	$10,362	$6,694	$3,668	$24,455	$19,480	$4,975
Recovery Audit Services - Europe/Asia-Pacific	4,913	2,124	2,789	10,900	4,623	6,277
Adjacent Services	(357)	(1,016)	659	(191)	(6,075)	5,884
Corporate	(10,628)	(7,857)	(2,771)	(32,095)	(24,835)	(7,260)

Total	$4,290	$(55)	$4,345	$3,069	$(6,807)	$9,876

Adjusted EBITDA from continuing operations
Recovery Audit Services - Americas	$11,938	$9,976	$1,962	$31,577	$27,697	$3,880
Recovery Audit Services - Europe/Asia-Pacific	5,317	2,481	2,836	12,100	5,654	6,446
Adjacent Services	588	(18)	606	1,706	(3,122)	4,828
Corporate	(8,494)	(6,847)	(1,647)	(25,011)	(20,048)	(4,963)

Total	$9,349	$5,592	$3,757	$20,372	$10,181	$10,191

*

The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.